SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Soliciting Material Pursuant to §240.14a-12

LEGG MASON PARTNERS EQUITY TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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August 10, 2017

EnTrustPermal Alternative Core Fund

Dear Shareholders,

After the successful combination of EnTrust Capital and The Permal Group in 2016 that resulted in EnTrustPermal having a stronger, more robust alternative investments platform, EnTrustPermal and Legg Mason undertook an internal review to determine how to take advantage of this platform for the benefit of the Fund and its shareholders. As a result of this initiative, EnTrustPermal and Legg Mason recommend that the Fund invest to a greater extent directly in securities, exchange-traded funds (“ETFs”) and other instruments, which have been determined to be the primary contributors to Fund performance over the past three years. The Fund currently is a “fund of funds” and, as a fundamental policy, must invest more than 25% of its assets in the mutual fund industry. To enable the Fund to revise its investment strategy as recommended, the Board of Trustees approved, subject to shareholder approval, eliminating this 25% requirement.

Removing this 25% requirement will enable the Fund to have greater exposure to various asset classes and investment strategies through investments in ETFs, securities and other instruments, rather than through investing more than 25% of its assets in other mutual funds, and, as a result, should help reduce the Fund’s total expense ratio. By investing more than 25% of its assets in other mutual funds, the Fund’s annual fund operating expenses disclosed in the prospectus have reflected Acquired Fund Fees and Expenses (AFFE) of 0.54% (as of December 31, 2016—the Fund’s fiscal year end) and up to 1.01% (as of the Fund’s fiscal year end in 2015). In addition, the Fund will seek to maintain short positions through investments in derivative instruments, rather than short sales of securities, which is also expected to reduce the Fund’s total expense ratio by significantly reducing dividend and interest expenses on securities sold short, which were 0.57% as of December 31, 2016.

In light of the proposed revision to the manner in which the Fund’s investment strategy would be implemented, management recommended that the annual management fee payable to the Fund’s Investment Manager by the Fund be increased from 0.65% to up to 0.90% and that the fee payable to the Fund’s Subadviser by the Investment Manager also be increased. After due consideration, the Board of Trustees approved, subject to shareholder approval, the fee increases. If the proposals are approved by shareholders, the current expense limitations in effect would be replaced by the Investment Manager contractually agreeing to waive fees and/or reimburse Fund operating expenses (other than certain expenses as currently disclosed in the Fund’s prospectus), until December 31, 2019, so that total annual fund operating expenses do not exceed 1.45% for Class A, 2.20% for Class C, 1.45% for Class FI, 1.70% for Class R, 1.10% for Class I and 1.00% for Class IS.

It is currently contemplated that shareholders of the Fund will be asked to approve the proposed elimination of the requirement that the Fund invest more than 25% of its assets in mutual funds and the proposed increase in the management fee and subadvisory fee at a special meeting of shareholders to be held on or about January 5, 2018. A proxy statement with respect to the proposals will be filed with the SEC in early September 2017 and mailed to shareholders of record in early October 2017.

Sincerely,

EnTrustPermal Alternative Core Fund

THIS FILING MAY BE DEEMED SOLICITATION MATERIAL IN RESPECT OF THE PROPOSED MANAGEMENT AGREEMENT, THE PROPOSED SUBADVISORY AGREEMENT AND THE REVISED INVESTMENT RESTRICTION (THE “PROPOSALS”). LEGG MASON PARTNERS EQUITY TRUST (THE “TRUST”) PLANS TO FILE WITH THE SEC AND MAIL TO SHAREHOLDERS OF ENTRUSTPERMAL ALTERNATIVE CORE FUND (THE “FUND”) A PROXY STATEMENT IN CONNECTION WITH THE PROPOSALS. THIS FILING DOES NOT CONSTITUTE A SOLICITATION OF ANY VOTE OR APPROVAL. THE PROXY STATEMENT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE FUND AND MATTERS RELATED TO THE PROPOSALS. SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE.

Shareholders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by the Trust on behalf of the Fund through the web site maintained by the SEC at www.sec.gov. In addition, shareholders will be able to obtain free copies of the Proxy Statement from the Fund by calling the Fund at 1-877-721-1926, or by writing to the Fund at 100 First Stamford Place, Attn.: Shareholder Services – 5th Floor, Stamford, Connecticut 06902. The Fund’s Summary Prospectus, Prospectus, Statement of Additional Information and Annual and Semi-Annual Reports are available free of charge through the Fund’s website at www.leggmason.com/mutualfundsliterature. The Proxy Statement will be available through the Fund’s website by clicking on the Fund’s name at www.leggmason.com/mutualfundsliterature.

The Trust, its Trustees and officers, under SEC rules, may be deemed to be participants in the solicitation of proxies from the Fund’s shareholders with respect to the Proposals. Information about the Trust’s Trustees and officers, including their interests in the Fund, is contained in the Fund’s Prospectus and Statement of Additional Information dated May 1, 2017 and in its Annual Report for the year ended December 31, 2016, which are filed with the SEC and available as set forth above.

All investments are subject to risk, including the possible loss of principal.

©2017 Legg Mason Investor Services, LLC, member FINRA, SIPC. Legg Mason Investor Services, LLC and EnTrustPermal, LLC are subsidiaries of Legg Mason, Inc.

PRML395657

This document is provided for Internal Use Only and should not be distributed externally in electronic or hard copy without explicit approval from LMIS Compliance. Doing so would violate LMIS policy.

EnTrustPermal Alternative Core Fund: Summary of Proposed Changes

What changes are you proposing to make to the Fund’s current Investment Strategy?

After the successful combination of EnTrust Capital and The Permal Group in 2016 that resulted in EnTrustPermal having a stronger, more robust alternative investments platform, EnTrustPermal and Legg Mason undertook an internal review to determine how to take advantage of this platform for the benefit of the Fund and its shareholders. As a result of this initiative, we are proposing a change in how the Fund implements its investment strategies – specifically, from a “fund of funds” to a fund that will obtain greater exposure to asset classes and strategies through investment in ETFs, securities and other instruments, rather than through investing more than 25% of its assets in mutual funds. This revised strategy will require us to seek shareholder approval to remove the Fund’s current concentration policy, which requires more than 25% of the Fund’s assets to be invested in the mutual fund industry.

How do you expect these changes to impact the total expense ratio and management fee borne by the investors?

We anticipate that the Fund’s total expense ratios will come down from their current levels. By investing primarily in other mutual funds, the Fund’s annual fund operating expenses disclosed in the prospectus have reflected Acquired Fund Fees and Expenses (AFFE) of 0.54% (as of December 31, 2016—the Fund’s fiscal year end) and up to 1.01% (as of the Fund’s fiscal year end in 2015). In addition, the Fund will seek to maintain short positions through investments in derivative instruments, rather than short sales of securities, which is also expected to reduce the Fund’s total expense ratio by significantly reducing dividend and interest expenses on securities sold short, which were 0.57% as of December 31, 2016.

In light of the proposed revision to the manner in which the Fund’s investment strategy would be implemented, management recommended, and the Board approved, subject to shareholder approval, an increase in the management fee from 0.65% up to 0.90% per annum. The Board also approved an increase in the subadvisory fee, subject to shareholder approval.

Why is the Manager proposing to make these changes to the Investment Strategy of the Fund?

The proposed changes described above are the result of an internal review by EnTrustPermal and Legg Mason of the drivers of Fund performance over the prior three years.

Will there be changes to the expense caps and waivers currently in place?

We are also proposing to increase the Fund’s Contractual Expense Caps. The manager has agreed to waive fees and or/reimburse Fund operating expenses (other than certain expenses as currently disclosed in the Fund’s prospectus) so that total annual Fund operating expenses do not exceed the amounts listed below:

	Current	Proposed
Class A	1.15%	1.45%
Class C	1.90%	2.20%
Class FI	1.15%	1.45%
Class R	1.40%	1.70%
Class I	0.90%	1.10%
Class IS	0.90%	1.00%

The revised Contractual Expense Caps would have an expiration date of December 31, 2019.

Will Shareholder approval be required for the proposed changes to the Fund to become effective?

Yes. The elimination of the Fund’s concentration policy and the proposed increase in the management fee and subadvisory fee will require the approval of shareholders via a proxy process.

When will the Proxy Statement be mailed to Shareholders?

We are expecting that the Proxy Statement will be mailed to shareholders during the week of October 6th, based on the current timeline.

When will the shareholder meeting be held?

Following the proxy solicitation process, the Shareholder meeting will be held on or about January 5, 2018.

What is the required shareholder vote in order to implement the proposed changes?

A proposal is deemed to be approved if it receives the affirmative vote of either (1) an absolute majority of the voting power of the Fund’s outstanding voting securities (i.e., a “yes” vote representing more than 50% of the voting power of the Fund’s total outstanding voting securities), or (2) 67% or more of the voting power of the Fund’s voting securities present at the meeting, as long as more than 50% of the voting power of the Fund’s total outstanding voting securities have voted (i.e., as long as more than 50% of the voting power of the Fund’s shares are voted, and as long as 67% of that voting power have voted “YES”, then the proposal will pass). Each proposal is contingent on each other proposal, so that if one of the proposed changes is not approved by shareholders, then none of the proposed changes will be approved.

What will happen to the management of the Fund if the proxy process is not successful?

The Fund would continue to be managed according to the current guidelines and the current Management Fee and subadvisory fee and policy to concentrate its investments in mutual funds would remain in place.

Why is the entity serving as Sub-Adviser to the Fund changing?

Unrelated to the proxy statement, certain of the legal entities within the EnTrustPermal organization are being consolidated, which will result in replacement of the legal entity that currently serves as the Fund’s Sub-Adviser, EnTrustPermal Management LLC, with its affiliate, EnTrustPermal Partners Offshore LP. No changes to the subadvisory services are expected as a result of the consolidation.

THIS FILING MAY BE DEEMED SOLICITATION MATERIAL IN RESPECT OF THE PROPOSED MANAGEMENT AGREEMENT, THE PROPOSED SUBADVISORY AGREEMENT AND THE REVISED INVESTMENT RESTRICTION (THE “PROPOSALS”). LEGG MASON PARTNERS EQUITY TRUST (THE “TRUST”) PLANS TO FILE WITH THE SEC AND MAIL TO SHAREHOLDERS OF ENTRUSTPERMAL ALTERNATIVE CORE FUND (THE “FUND”) A PROXY STATEMENT IN CONNECTION WITH THE PROPOSALS. THIS FILING DOES NOT CONSTITUTE A SOLICITATION OF ANY VOTE OR APPROVAL. THE PROXY STATEMENT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE FUND AND MATTERS RELATED TO THE PROPOSALS. SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE.

Shareholders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by the Trust on behalf of the Fund through the web site maintained by the SEC at www.sec.gov. In addition, shareholders will be able to obtain free copies of the Proxy Statement from the Fund by calling the Fund at 1-877-721-1926, or by writing to the Fund at 100 First Stamford Place, Attn.: Shareholder Services – 5th Floor, Stamford, Connecticut 06902. The Fund’s Summary Prospectus, Prospectus, Statement of Additional Information and Annual and Semi-Annual Reports are available free of charge through the Fund’s website at www.leggmason.com/mutualfundsliterature. The Proxy Statement will be available through the Fund’s website by clicking on the Fund’s name at www.leggmason.com/mutualfundsliterature.

The Trust, its Trustees and officers, under SEC rules, may be deemed to be participants in the solicitation of proxies from the Fund’s shareholders with respect to the Proposals. Information about the Trust’s Trustees and officers, including their interests in the Fund, is contained in the Fund’s Prospectus and Statement of Additional Information dated May 1, 2017 and in its Annual Report for the year ended December 31, 2016, which are filed with the SEC and available as set forth above.